Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

________________________________________________________________________

Mr. Yousef Dasuka

Uppersolution.com

153 Lake Mead Parkway #2240

Henderson, NV 89015

Dear Mr. Dasuka:

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation in the Registration Statement of Uppersolution.com on amended Form S-1 of our report on the financial statements of the Company as its registered independent auditor dated September 17, 2014, as of and for the periods ended May 31, 2014 and 2013 and from inception to May 31, 2014. We further consent to the reference to our firm in the section on Experts.

Respectfully submitted,

Weinberg & Baer LLC

Baltimore, Maryland

November 12, 2014